Exhibit 99.2

Run Date: 08/11/16	DEPARTMENT OF THE INTERIOR	Run Time: 04:13 PM
BUREAU OF LAND MANAGEMENT
MINING CLAIMS
Customer Information - WITH Serial No. and Claim Name

ACTIVE CLAIMS

1

Run Date: 08/11/16	DEPARTMENT OF THE INTERIOR	Run Time: 04:13 PM
BUREAU OF LAND MANAGEMENT
MINING CLAIMS
Customer Information - WITH Serial No. and Claim Name

ACTIVE CLAIMS

2